EXHIBIT 99.1

Steinway Q4 Revenue Up 7%

WALTHAM, MA — March 5, 2012 — Steinway Musical Instruments, Inc. (NYSE: LVB) today reported earnings for the quarter and twelve months ended December 31, 2011.

Fourth Quarter Results Compared to Prior Year Period

•                  Sales of $94.6 million, up $6.6 million, or 7%

•                  Gross margin decreased to 32.0% from 33.2%

•                  Income from operations of $8.2 million

•                  Adjusted EBITDA of $8.8 million

•                  Earnings per share of $0.26

•                  Adjusted earnings per share of $0.24

FY 2011 Results Compared to Prior Year

•                  Sales of $346.3 million, up $28.1 million, or 9%

•                  Gross margin increased to 30.4% from 30.2%

•                  Income from operations of $15.9 million

•                  Adjusted EBITDA of $28.0 million

•                  Earnings per share of $0.13

•                  Adjusted diluted earnings per share of $0.48

Non-GAAP Adjustments are detailed in the attached financial tables.

Balance Sheet Highlights

•                  Cash of $49.9 million

•                  Borrowing availability of over $100 million

•                  Inventory reduced $12.1 million, or 8%, from December 2010

CEO Michael Sweeney commented on the quarter, “We are pleased to report that our piano division delivered solid growth in sales and gross margins again in the fourth quarter. The top line also improved in our band segment, though gross margins continued to be impacted by the lingering effects of the strike at one of our brass instrument plants in 2011.”

Looking at the twelve-month period, Mr. Sweeney said, “We had a great deal of atypical activity at the Company in 2011. Despite the potential for distraction, operating managers remained focused on their businesses and delivered strong results for the year.”

Operating expenses for the fourth quarter increased $1.0 million over the prior year period. The increase included $2.7 million in severance charges incurred in connection with the resignation of the Company’s former CEO in October. For the year, operating expenses increased $16.1 million, or 22%. The increase included $7.3 million of non-cash charges associated with stock-based compensation and the impairment of goodwill, trademarks and property, plant & equipment, as well as $3.8 million in severance charges incurred in connection with the resignation of the Company’s former chairman and former CEO.

Vacancies at the Company’s Steinway Hall building in New York City continue to adversely impact earnings in 2011, generating a loss of $0.16 per diluted share for the year compared to a loss of $0.10 in 2010. The Company is evaluating alternatives for the property.

As a result of the Company’s partial bond redemption in May of 2011, total debt net of cash at the end of the quarter declined $16.6 million, or 48%, from December 2010. Net interest expense decreased $1.4 million, or 63%, for the fourth quarter and $3.9 million, or 41% compared to the prior year.

Piano Operations

For the fourth quarter, sales in the Asia-Pacific region increased $3.5 million, or 25% over the prior year period, including a $0.7 million positive impact of currency translation. Unit shipments of Steinway grand pianos increased 16% while shipments of Boston and Essex pianos increased 40%.

Sales in Europe increased $1.3 million, or 7%, as compared to the fourth quarter of 2010. Unit shipments of Steinway grand pianos increased 15% while shipments of Boston and Essex pianos decreased 13%.

Sales in the Americas increased $0.6 million, or 2%, over the prior year period as unit shipments of Steinway grand pianos declined 10% and shipments of Boston and Essex pianos decreased 3%.

Higher retail sales in the Americas and increased sales in our higher margin European and Asia-Pacific markets led to improved gross margins for the quarter. Higher production levels at both piano factories also contributed to the increase.

For the full year, the Company realized double-digit percentage increases in revenue in Europe, the Americas, and the Asia-Pacific region where unit shipments of Steinway grand pianos rose 17%, 7% and 9%, respectively. Total unit shipments of Boston and Essex pianos increased 6% over 2010. Gross margins for 2011 improved in all regions as a result of higher production levels and higher retail sales.

Band Operations

Revenues for the fourth quarter improved 4% over the prior year period. An increase in woodwind shipments mitigated a decline in shipments of brass instruments. Gross margins declined from the prior year period primarily as a result of unfavorable overhead variances associated with the strike.

The strike at the Company’s brass instrument manufacturing facility in Ohio, which ended in October, impacted fourth quarter production levels at that facility by approximately 50% as the Company continued to train new employees. The resulting unavailability of certain brass instruments led to an estimated $1.0 million in missed sales opportunities in the fourth quarter.

For the full year, band segment revenues increased $3.1 million, or 2%. A 7% increase in shipments of woodwind instruments more than offset a decrease in sales of percussion instruments. As a result of the strike, higher shipments of brass instruments during the first six months of 2011 were offset by lower shipments in the second half of the year. Gross margins for 2011 decreased from 2010 primarily as a result of the strike. Increases in material costs also contributed to the decrease.

Agreement in Principle to Sell Band Division

As previously announced, in January the Company reached an agreement in principle to sell its band division to an investor group led by two current directors of the Company. The parties are currently in the process of negotiating a definitive agreement which will include a “go-shop” provision under which the Special Committee of the Board of Directors will be permitted to solicit, receive, evaluate and enter into negotiations with respect to alternative proposals for a 60-day period. In addition, the Special Committee continues to actively consider other strategic alternatives. There can be no assurance that the Company will enter into a definitive agreement for any transaction or that any transaction will be completed.

Outlook

Discussing management’s outlook for its band segment, Mr. Sweeney said, “Orders in the fourth quarter, the beginning of our band instrument selling season, were up 12% over the prior year period. Also, with production levels improving at our Eastlake facility, we expect to reduce our backlog significantly. We expect revenues to increase over 2011 and gross margins to steadily improve as we put the impact of the strike behind us.”

Looking at the piano business, Mr. Sweeney said, “The results of our piano business continue to improve. Despite the economic uncertainty surrounding Europe, our business remained strong throughout last year. We believe that our overall positive sales trends will continue in 2012.”

Segment Information

Piano Segment

Fourth Quarter Results Compared to Prior Year Period

•                  Sales of $66.7 million, up 9%

•                  Steinway grand piano unit increase of 2%

•                 Boston and Essex piano unit increase of 6%

•                  Gross margin increased to 37.2% from 35.9%

FY 2011 Results Compared to Prior Year

•                  Sales of $215.5 million, up 13%

•                  Steinway grand piano unit increase of 10%

•                  Boston and Essex piano unit increase of 6%

•                  Gross margin increased to 35.6% from 33.5%

Band Segment

Fourth Quarter Results Compared to Prior Year Period

•                  Sales of $28.0 million, up 4%

•                  Brass and woodwind units up 3%

•                  Gross margin decreased to 19.7% from 27.1%

FY 2011 Results Compared to Prior Year

•                  Sales of $130.7 million, up 2%

•                  Brass and woodwind units up 3%

•                  Gross margin decreased to 21.8% from 25.1%

Conference Call

Management will be discussing the Company’s fourth quarter results as well as its outlook for 2012 on a conference call today beginning at 5:00 p.m. ET. A live webcast and an archive of the call will be available to all interested parties on the Company’s website, www.steinwaymusical.com.

About Steinway Musical Instruments

Steinway Musical Instruments, Inc., through its Steinway and Conn-Selmer divisions, is a global leader in the design, manufacture, marketing and distribution of high quality musical instruments. These products include Bach Stradivarius trumpets, Selmer Paris saxophones, C.G. Conn French horns, Leblanc clarinets, King trombones, Ludwig snare drums and Steinway & Sons pianos. Through its online music retailer, ArkivMusic, the Company also produces and distributes classical music recordings. For more information about Steinway Musical Instruments, Inc. please visit the Company’s website at www.steinwaymusical.com.

Non-GAAP Financial Measures Used by Steinway Musical Instruments

The Company uses the non-GAAP measurement Adjusted EBITDA, which it defines as earnings before net interest expense, income taxes, depreciation and amortization, adjusted to exclude non-recurring, infrequent, or unusual items. Adjustments are detailed in the attached financial tables. The Company uses Adjusted EBITDA because it is useful to management and investors as a measure of the Company’s core operating performance in that it eliminates the impact of items that are unrelated to how well the Company is completing its manufacturing and operating responsibilities. In addition, the Company uses Adjusted EBITDA as the basis for determining bonuses for its managers. The Company also believes Adjusted EBITDA is helpful in determining the Company’s ability to meet future debt service, capital expenditures and working capital requirements as it factors out non-cash expenses such as depreciation, amortization, and impairment charges.

There are limitations in the use of Adjusted EBITDA because the Company’s actual results do include the impact of the noted Adjustments. Accordingly, Adjusted EBITDA should be used as a supplement to the comparable GAAP measures and should not be construed as a substitute for income from operations or net income, or a better indicator of liquidity than cash flows from operating activities, which are determined in accordance with GAAP.

The Company also uses the non-GAAP measurement “total debt net of cash,” which it defines as short-term debt plus long-term debt less cash. The Company believes this non-GAAP measure is useful as a measure of the Company’s ability to repay all debt. Many investors use this measure in making investment decisions as it gives them an idea of a company’s financial health and its level of leverage compared to liquid assets.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This release contains “forward-looking statements” which represent the Company’s present expectations or beliefs concerning future events. The Company cautions that such statements are necessarily based on certain assumptions which are subject to risks and uncertainties which could cause actual results to differ materially from those indicated in this release. These risk factors include the following: changes in general economic conditions; reductions in school budgets; increased competition; ability of dealers to obtain financing; exchange rate fluctuations; variations in the mix of products sold; market acceptance of new products; ability of suppliers to meet demand; concentration of credit risk; ability to maximize return on NY real estate; and fluctuations in effective tax rates resulting from shifts in sources of income. Further information on these risk factors is included in the Company’s filings with the Securities and Exchange Commission.

Contact:	Julie A. Theriault
Telephone:	781-894-9770
Email:	ir@steinwaymusical.com

STEINWAY MUSICAL INSTRUMENTS, INC.

Condensed Consolidated Statements of Operations

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	12/31/2011	12/31/2010	12/31/2011	12/31/2010
Net sales	$94,629	$88,069	$346,256	$318,121
Cost of sales	64,325	58,801	241,108	222,171
Gross profit	30,304	29,268	105,148	95,950
	32.0%	33.2%	30.4%	30.2%

Operating expenses:
Sales and marketing	11,111	11,584	43,581	41,340
General and administrative	10,701	8,818	40,022	30,914
Other	122	711	125	883
Impairment charges	129	—	5,490	—
Total operating expenses	22,063	21,113	89,218	73,137

Income from operations	8,241	8,155	15,930	22,813

Other (income) expense, net	1,094	1,069	4,226	370
Net loss (gain) on extinguishment of debt	—	—	2,422	(104)
Interest expense, net	847	2,268	5,698	9,586

Income before income taxes	6,300	4,818	3,584	12,961

Income tax provision	3,050	1,463	1,954	5,061

Net income	$3,250	$3,355	$1,630	$7,900

Earnings per share - basic	$0.26	$0.28	$0.13	$0.68
Earnings per share - diluted	$0.26	$0.28	$0.13	$0.68
Weighted average common shares - basic	12,362	12,055	12,232	11,641
Weighted average common shares - diluted	12,505	12,107	12,375	11,695

Condensed Consolidated Balance Sheets

(In Thousands)

(Unaudited)

	12/31/2011	12/31/2010
Cash	$49,888	$119,811
Receivables, net	42,322	42,385
Inventories, net	132,401	144,500
Other current assets	24,010	21,932
Total current assets	248,621	328,628

Property, plant and equipment, net	86,997	86,404
Other assets	73,756	70,062
Total assets	$409,374	$485,094

Debt	$650	$2,462
Other current liabilities	49,325	51,322
Total current liabilities	49,975	53,784

Long-term debt	67,367	152,048
Other liabilities	59,439	50,638
Stockholders’ equity	232,593	228,624
Total liabilities and stockholders’ equity	$409,374	$485,094

STEINWAY MUSICAL INSTRUMENTS, INC.

Reconciliation of GAAP Earnings to Adjusted Earnings

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended 12/31/11
	GAAP	Adjustments		Adjusted
Band sales	$27,951	$—		$27,951
Piano sales	66,678	—		66,678
Total sales	94,629	—		94,629

Band gross profit	5,510	(425	)(1)	5,085
Piano gross profit	24,794	(11	)(2)	24,783
Total gross profit	30,304	(436)		29,868

Band GM %	19.7%			18.2%
Piano GM %	37.2%			37.2%
Total GM %	32.0%			31.6%

Operating expenses	21,934	280	(2)	22,214
Impairment charges	129	(129	)(3)	—
	22,063	151		22,214

Income from operations	8,241	(587)		7,654

Other (income) expense, net	1,094	—		1,094
Interest expense, net	847	—		847

Income before income taxes	6,300	(587)		5,713

Income tax provision	3,050	(328	)(4)	2,722

Net income	$3,250	$(259)		$2,991

Earnings per share - basic	$0.26			$0.24
Earnings per share - diluted	$0.26			$0.24
Weighted average common shares - basic	12,362			12,362
Weighted average common shares - diluted	12,505			12,505

	Three Months Ended 12/31/10
	GAAP	Adjustments	Adjusted
Band sales	$26,871	$—	$26,871
Piano sales	61,198	—	61,198
Total sales	88,069	—	88,069

Band gross profit	7,295	—	7,295
Piano gross profit	21,973	—	21,973
Total gross profit	29,268	—	29,268

Band GM %	27.1%		27.1%
Piano GM %	35.9%		35.9%
Total GM %	33.2%		33.2%

Operating expenses	21,113	—	21,113

Income from operations	8,155	—	8,155

Other (income) expense, net	1,069	—	1,069
Interest expense, net	2,268	—	2,268

Income before income taxes	4,818	—	4,818

Income tax provision	1,463	—	1,463

Net income	$3,355	$—	$3,355

Earnings per share - basic	$0.28		$0.28
Earnings per share - diluted	$0.28		$0.28
Weighted average common shares - basic	12,055		12,055
Weighted average common shares - diluted	12,107		12,107

Notes to Reconciliation of GAAP Earnings to Adjusted Earnings

(1) Reflects the following: reversal of $417 employee severance costs resulting from a decison to continue to operate a plant which had been slated for closure; and $8 for Q4 stock-based compensation costs which were accelerated into Q2 due to Class A common stock sale.

(2) Reflects Q4 stock-based compensation costs which were accelerated into Q2 due to Class A common stock sale.

(3) Reflects impairment charges related to a closed band plant.

(4) Reflects the tax effect of Adjustments.

STEINWAY MUSICAL INSTRUMENTS, INC.

Reconciliation of GAAP Earnings to Adjusted Earnings

(In Thousands, Except Per Share Data)

(Unaudited)

	Twelve Months Ended 12/31/11
	GAAP	Adjustments		Adjusted
Band sales	$130,715	$—		$130,715
Piano sales	215,541	—		215,541
Total sales	346,256	—		346,256

Band gross profit	28,465	47	(1)	28,512
Piano gross profit	76,683	131	(1)	76,814
Total gross profit	105,148	178		105,326

Band GM %	21.8%			21.8%
Piano GM %	35.6%			35.6%
Total GM %	30.4%			30.4%

Operating expenses	83,728	(1,817	)(1)	81,911
Impairment charges	5,490	(5,490	)(2)	—
	89,218	(7,307)		81,911

Income from operations	15,930	7,485		23,415

Other (income) expense, net	4,226	—		4,226
Net loss on extinguishment of debt	2,422	(2,422	)(3)	—
Interest expense, net	5,698	—		5,698

Income before income taxes	3,584	9,907		13,491

Income tax provision	1,954	5,538	(4)	7,492

Net income	$1,630	$4,369		$5,999

Earnings per share - basic	$0.13			$0.49
Earnings per share - diluted	$0.13			$0.48
Weighted average common shares - basic	12,232			12,232
Weighted average common shares - diluted	12,375			12,375

	Twelve Months Ended 12/31/10
	GAAP	Adjustments		Adjusted
Band sales	$127,625	$—		$127,625
Piano sales	190,496	—		190,496
Total sales	318,121	—		318,121

Band gross profit	32,056	—		32,056
Piano gross profit	63,894	—		63,894
Total gross profit	95,950	—		95,950

Band GM %	25.1%			25.1%
Piano GM %	33.5%			33.5%
Total GM %	30.2%			30.2%

Operating expenses	73,137	—		73,137

Income from operations	22,813	—		22,813

Other (income) expense, net	370			370
Net (gain) loss on extinguishment of debt	(104)	104	(3)	—
Interest expense, net	9,586	—		9,586

Income before income taxes	12,961	(104)		12,857

Income tax provision	5,061	(41	)(4)	5,020

Net income	$7,900	$(63)		$7,837

Earnings per share - basic	$0.68			$0.67
Earnings per share - diluted	$0.68			$0.67
Weighted average common shares - basic	11,641			11,641
Weighted average common shares - diluted	11,695			11,695

Notes to Reconciliation of GAAP Earnings to Adjusted Earnings

(1) Reflects accelerated stock-based compensation costs associated with Class A common stock sale.

(2) Reflects impairment charges as follows: $348 related to closed band plants; $2,982 on online music business intangible assets; $1,050 on band intangible assets; and $1,110 on band property, plant & equipment.

(3) Reflects a net (gain) loss on early extinguishment of debt.

(4) Reflects the tax effect of Adjustments.

STEINWAY MUSICAL INSTRUMENTS, INC.

(In Thousands)

(Unaudited)

Reconciliation from Cash Flows from Operating Activities to Adjusted EBITDA

	Three Months Ended		Twelve Months Ended
	12/31/2011	12/31/2010	12/31/2011	12/31/2010
Cash flows from operating activities	$21,723	$24,554	$22,581	$35,668
Changes in operating assets and liabilities	(20,775)	(18,096)	(5,315)	(17,544)
Stock-based compensation expense (adjusted for acceleration)	(417)	(338)	(1,637)	(1,447)
Income tax provision, net of deferreds	7,904	664	7,141	5,519
Net interest expense	847	2,268	5,698	9,586
(Provision for) recovery of doubtful accounts	(182)	231	29	294
Other	114	51	(527)	(83)
Non-recurring, infrequent or unusual cash charges	(417)	—	—	—
Adjusted EBITDA	$8,797	$9,334	$27,970	$31,993

Reconciliation from Net Income to Adjusted EBITDA

	Three Months Ended		Twelve Months Ended
	12/31/2011	12/31/2010	12/31/2011	12/31/2010
Net income	$3,250	$3,355	$1,630	$7,900
Income tax provision	3,050	1,463	1,954	5,061
Net interest expense	847	2,268	5,698	9,586
Depreciation	1,976	1,933	7,680	8,324
Amortization	261	315	1,101	1,226
Non-recurring, infrequent or unusual items	(587)	—	9,907	(104)
Adjusted EBITDA	$8,797	$9,334	$27,970	$31,993